DERMA SCIENCES, INC.
                             STOCK OPTION AGREEMENT

        THIS STOCK OPTION AGREEMENT, hereby made and dated as of the 29th day of October, 1998 between Derma Sciences, Inc., a Pennsylvania corporation (the "Company"), and Gordon E. Cory (the "Optionee").

        WHEREAS, the Company desires to afford the Optionee an opportunity to purchase shares of Common Stock, $.01 par value per share, of the Company ("Shares") as hereinafter provided,

        NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

        1. GRANT OF OPTION. The Company hereby grants to the Optionee the right and option to purchase all or any part of an aggregate of Twenty Five Thousand (25,000) shares (the "Option") which Option is intended as a "nonqualified stock option". The Option is in all respects limited and conditioned as hereinafter provided.

        2. PURCHASE PRICE. The purchase price per share (the "Option Price") of the Shares covered by the Option (the "Option Shares") shall be the closing bid price quoted on the Nasdaq SmallCap Market on October 28, 1998, to wit: $0.75.

        3. TERM. The Option shall expire at midnight on the tenth anniversary hereof (the "Expiration Date").

        4. EXERCISE OF OPTION. The right of the Optionee to purchase the Option Shares may be exercised, in whole or in part, at any time or times prior to the expiration of the Option.

        5. METHOD OF EXERCISING OPTION. (a) Subject to the terms and conditions of this Option Agreement, the Option may be exercised by giving written notice to the Company at its principal office specifying the number of Option Shares to be purchased and accompanied by payment in full of the aggregate purchase price for the Shares. Only full Shares shall be delivered and any fractional share which might otherwise be deliverable upon exercise of an Option granted hereunder shall be forfeited. Attached as Exhibit 1 is a form of written notice acceptable to the Company.

        (b) The purchase price shall be payable: (i) in cash or its equivalent, or (ii) in whole or in part through the transfer of Common Stock previously acquired by the Optionee.

        (c) Upon receipt of such notice and payment, the Company, as promptly as possible, shall deliver or cause to be delivered a certificate or certificates representing the Shares with respect to which the Option is so exercised. The certificate or certificates for such Shares shall be registered in the name of the person or persons exercising the Option (or, if the Optionee shall so request in the notice exercising the Option, in the name of the Optionee and his spouse, jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option is exercised by any person or persons after the death or legal disability of the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that are purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

        6. NON-TRANSFERABILITY OF OPTION. The Option is not assignable or transferable, in whole or in part, by the Optionee other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or, in the event of his legal disability, by his legal representative.

        7. WITHHOLDING OF TAXES. The obligation of the Company to deliver Shares upon the exercise of any Option shall be subject to any applicable federal, state and local tax withholding requirements.

        8. GOVERNING LAW. This Agreement shall, to the maximum extent possible, be construed in a manner consistent with the Code provisions concerning nonqualified stock options and its interpretation shall otherwise be governed by Pennsylvania law.

        IN WITNESS WHEREOF, the parties have set their hands and seals as of the day and year first hereinabove written.


                                             DERMA SCIENCES, INC.



                                             By: /s/ Stephen T. WIlls
                                               -----------------------------
                                                Stephen T. Wills, CPA, MST
                                                Vice President and
                                                Chief Financial Officer



                                             OPTIONEE


                                              /s/ Gordon E. Cory
                                             -------------------------------
                                             Gordon E. Cory

                                                                      EXHIBIT 1

                              DERMA SCIENCES, INC.
                       NOTICE OF EXERCISE OF STOCK OPTION

           I hereby exercise nonqualified stock options granted to me on _______________ by Derma Sciences, Inc. with respect to the following number of shares of Derma Sciences, Inc. Common Stock, $.01 par value per share, ("Shares") covered by said option:
           Number of Shares to be purchased         ________________
           Option price per Share                   ________________
           Total option price                       ________________
           Enclosed is my check in the amount of $_________ (and/or ________ Shares)(1). Please have the certificate or certificates representing the purchased Shares registered in the following name or names(2)
________________________________ and sent to
_________________________________________________.

DATED: ______________, ____.

                                                 OPTIONEE



                                                 -------------------------


--------

(1) The option price may be paid in whole or in part by delivery of Shares, subject to the terms of the Optionee's Stock Option Agreement.

(2) Certificates may be registered in the name of the Optionee alone or in the joint names of the Optionee and his/her spouse.